                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         ALLMERICA FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                         ALLMERICA FINANCIAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:

[_]  Fee paid previously by written materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                        ALLMERICA FINANCIAL CORPORATION

                            Notice of Annual Meeting
                              and Proxy Statement

                                 Annual Meeting
                                of Shareholders

                        Allmerica Financial Headquarters
                               440 Lincoln Street
                            Worcester, Massachusetts

                                  May 11, 1999

                        ALLMERICA FINANCIAL CORPORATION
                              440 Lincoln Street
                        Worcester, Massachusetts 01653

                                                                 March 31, 1999

TO OUR SHAREHOLDERS:

  You are cordially invited to attend the Annual Meeting of Shareholders of Allmerica Financial Corporation to be held on Tuesday, May 11, 1999, at 9:00 a.m. local time, at the Company's headquarters in Worcester, Massachusetts.

  The accompanying Notice and Proxy Statement describe in detail the matters to be acted on at the meeting. At your earliest convenience, please sign and return the enclosed proxy card in the envelope provided. Your cooperation will assure that your shares are voted and will also greatly assist our officers in preparing for the meeting.

                                          Sincerely,


                                          /s/ John F. O'Brien
                                          John F. O'Brien
                                          President and Chief Executive
                                          Officer

                        ALLMERICA FINANCIAL CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 1999

                               ----------------
To the Shareholders of
Allmerica Financial Corporation:

  The Annual Meeting of Shareholders of Allmerica Financial Corporation ("AFC" or the "Company") will be held in Bullock Hall on the first floor of AFC's headquarters, 440 Lincoln Street, Worcester, Massachusetts on Tuesday, May 11, 1999, at 9:00 a.m. local time, for the purpose of considering and voting on:

    1. Election of four individuals to the Board of Directors;

    2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants of AFC for 1999;

    3. Approval of the Short-Term Incentive Compensation Plan; and

    4. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed March 15, 1999 as the record date for determining the shareholders of AFC entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

  The Company's 1998 Annual Report to Shareholders is enclosed with the mailing of this Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card.

                                          By Order of the Board of Directors

                                          Charles F. Cronin
                                          Secretary and Counsel

Worcester, Massachusetts
March 31, 1999

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                        ALLMERICA FINANCIAL CORPORATION
                              440 Lincoln Street
                        Worcester, Massachusetts 01653

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

  This Proxy Statement, with the accompanying proxy card, is being mailed to shareholders on or about March 31, 1999, and is furnished in connection with the solicitation of proxies by the Board of Directors of Allmerica Financial Corporation ("AFC" or the "Company") for use at the Annual Meeting of Shareholders of AFC to be held on May 11, 1999 (the "Annual Meeting").

  The record date and hour for determining shareholders entitled to vote at the Annual Meeting has been fixed at the close of business on March 15, 1999 (the "Record Date"). As of the Record Date, 57,306,523 shares of AFC's common stock, par value $.01 per share (the "Common Stock"), were outstanding and entitled to be voted. Each share of Common Stock entitles its holder to one vote.

  The shares of Common Stock represented by the enclosed proxy will be voted as directed by the shareholder or, in the absence of such direction, in favor of the election of the nominees for Director designated herein, in favor of the ratification of PricewaterhouseCoopers LLP as AFC's independent public accountants for 1999 and in favor of approval of the Short-Term Incentive Compensation Plan. The enclosed proxy confers discretionary authority with respect to any other proposals that may properly be brought before the Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the proxies solicited hereby will be voted in accordance with the recommendation of the Board of Directors.

  As long as a quorum (a majority of issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting) is present at the Annual Meeting either in person or by proxy, a plurality of the votes properly cast is required to elect the Director nominees, and the affirmative vote of a majority of the votes properly cast is required to ratify the appointment of PricewaterhouseCoopers LLP and to approve the Short-Term Incentive Compensation Plan. Votes withheld from a Director nominee, abstentions and broker non-votes will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

  Insofar as management is advised, no executive officer, Director or Director nominee of AFC, nor any person who has been an executive officer, Director or Director nominee of AFC at any time since the beginning of its last fiscal year, nor any associate of any such executive officer, Director or Director nominee, has any substantial interest in the matters to be acted upon at the Annual Meeting.

  Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Secretary. Any shareholder attending the Annual Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Annual Meeting by a shareholder who has signed a proxy, however, does not in itself revoke the proxy.

  The enclosed proxy is being solicited by the Board of Directors of AFC. The cost of soliciting proxies will be borne by AFC, and will consist primarily of preparing and mailing the proxies and Proxy Statements. AFC will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners.

  AFC's Annual Report to Shareholders for the fiscal year ended December 31, 1998, including financial statements for AFC and its subsidiaries and the report of PricewaterhouseCoopers LLP thereon, accompanies this Proxy Statement. The Annual Report to Shareholders is neither a part of this Proxy Statement nor incorporated herein by reference.

                                    ITEM I
                             ELECTION OF DIRECTORS

  The Board of Directors consists of three classes of approximately equal size. At a regularly scheduled meeting in July 1998, the Board of Directors elected Samuel J. Gerson and E. Gordon Gee to the Board for terms to expire at the 1999 and 2000 Annual Meetings of Shareholders, respectively. Of the class of five Directors whose term will expire at this year's Annual Meeting, Samuel
J. Gerson and Robert J. Murray have been nominated for re-election to a three-year term ending at the 2002 Annual Meeting of Shareholders, Robert P. Henderson has been nominated for re-election to a two-year term ending at the 2001 Annual Meeting of Shareholders and John L. Sprague has been nominated for re-election to a one-year term ending at the 2000 Annual Meeting of Shareholders. Richard M. Wall has announced his retirement from the Board effective as of this year's Annual Meeting. The remaining eight Directors will continue to serve in accordance with their previous appointment.

  The Board of Directors recommends a vote FOR all nominees. All nominees have indicated their willingness to serve and unless otherwise directed, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the nominees.

  In the event that any of the nominees should be unavailable to serve as a Director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will be unavailable to serve.

  Information as to each nominee and as to Directors continuing in office follows:

Nominees for Director

  Samuel J. Gerson, 57, has been a Director of AFC since July 1998. Mr. Gerson has been Chairman and Chief Executive Officer of Filenes Basement, Inc. since 1984. Mr. Gerson is also a director of Bon Ton Stores, Inc. and Asahi America Inc.

  Mr. Gerson is a member of the Audit Committee of AFC's Board of Directors.

  Robert P. Henderson, 67, has been a Director of AFC since September 1996. Mr. Henderson has been a general partner of Greylock Management Corporation, a venture capital firm, since 1983, and served as its Chairman until 1997. Mr. Henderson is also a Director of Cabot Corporation and Filenes Basement, Inc., Chairman of the Board of Trustees of the Museum of Fine Arts in Boston, Massachusetts, and a Member of Corporation of Beth Israel Deaconess Hospital. Mr. Henderson is a former Chairman of the Federal Reserve Bank of Boston.

  Mr. Henderson is a member of the Compensation Committee of AFC's Board of Directors.

  Robert J. Murray, 57, has been a Director of AFC since May 1996. He has been Chairman and Chief Executive Officer of New England Business Service, Inc. ("NEBS"), a business-to-business direct marketing company, since December 1995 and has served on the Board of Directors of NEBS since 1991. Prior to joining NEBS, Mr. Murray was employed by The Gillette Company, Inc. ("Gillette"), beginning in 1961. He served as a Corporate Vice President of Gillette beginning in 1987 and as the Executive Vice President of Gillette's North Atlantic Group from January 1991 to December 1995. Mr. Murray is also a Director of Hannaford Bros. Co., LoJack Corporation and Fleet National Bank.

  Mr. Murray is a member of the Committee on Directors of AFC's Board of Directors.

  John L. Sprague, 68, has been a Director of AFC since February 1995 and was a Director of First Allmerica Financial Life Insurance Company ("FAFLIC") from September 1972 to April 1996. Dr. Sprague has been President of John L. Sprague Associates, Inc., a consulting company for technology companies, since January 1988, and a partner with The CEO Perspective Group, an executive coaching group, since December 1998. He served as President and Chief Executive Officer of Sprague Electric Company, an electronic components company, from December 1980 to January 1988. Dr. Sprague is also a Director of Aerovox Corp., a manufacturing company, Sipex Corporation, a designer and manufacturer of integrated circuits, and California MicroDevices Corporation, an electronic components manufacturer.

  Mr. Sprague is a member of the Audit Committee of AFC's Board of Directors.

Directors Continuing in Office

  Michael P. Angelini, 56, has been a Director of AFC since February 1995 and was a Director of FAFLIC from August 1984 to April 1996, and of Allmerica Property & Casualty Companies, Inc. ("Allmerica P&C") from August 1992 to July 1997. He served as a Director of The Hanover Insurance Company ("Hanover") from December 1991 through December 1992. Mr. Angelini is a partner at the law firm of Bowditch & Dewey LLP, with which he has been associated since 1968, and is a Director of Flagship Bank & Trust Company.

  Mr. Angelini is Chairman of the Audit Committee of AFC's Board of Directors. His term of office as a Director of AFC expires in 2001.

  E. Gordon Gee, 55, has been a Director of AFC since July 1998. Mr. Gee has been President of Brown University since January 1998 and was President of Ohio State University from September 1990 to January 1998.

  Mr. Gee is a member of the Audit Committee of AFC's Board of Directors. His term of office as a Director of AFC expires in 2000.

  Gail L. Harrison, 51, has been a Director of AFC since February 1995 and was a Director of FAFLIC from March 1986 to April 1996, of Allmerica P&C from August 1992 to July 1997, and of Hanover from December 1991 through December 1992. Since February 1981, Ms. Harrison has been affiliated with The Wexler Group (formerly Wexler, Reynolds, Harrison & Shule, Inc.), a government relations consulting firm, where she is a Founding Principal.

  Ms. Harrison is Chairwoman of the Committee on Directors of AFC's Board of Directors. Her term of office as a Director of AFC expires in 2000.

  M Howard Jacobson, 66, has been a Director of AFC since July 1997. He has been a Senior Advisor and Consultant to Bankers Trust Co. since 1991. Mr. Jacobson was for many years President and Treasurer and a Director of Idle Wild Foods, Inc., a Fortune 500 company, until that company was sold in 1986. Mr. Jacobson is also a Director of Wyman-Gordon Company, an aerospace technology company, Storyfield Farm, Inc. and Boston Chicken, Inc., and was a Director of Allmerica P&C from August 1992 to July 1997.

  Mr. Jacobson is a member of the Audit Committee of AFC's Board of Directors. His term of office as a Director of AFC expires in 2000.

  J. Terrence Murray, 59, has been a Director of AFC since February 1995 and was a Director of FAFLIC from January 1992 to April 1996. Mr. Murray is the Chairman and Chief Executive Officer of Fleet Financial Group, Inc., a bank holding company, where he has been employed since July 1962. Mr. Murray is also a Director of A.T. Cross Co., a writing instrument company, CVS Corporation, a drugstore chain, and the Federal Reserve Bank of Boston.

  Mr. Murray is a member of the Committee on Directors of AFC's Board of Directors. His term of office as a Director of AFC expires in 2001.

  John F. O'Brien, 55, has been a Director, Chief Executive Officer and President of AFC since February 1995. He has also served as a Director, Chief Executive Officer and President of FAFLIC since August 1989. In addition to his positions with AFC and FAFLIC, Mr. O'Brien has served as a Director, President and Chief Executive Officer of Allmerica P&C since August 1992, and has been a Director of Hanover since September 1989, of Citizens Insurance Company of America ("Citizens Insurance") since March 1992 and Citizens Corporation ("Citizens"), for which he also serves as Chief Executive Officer, from December 1992 to December 1998. Citizens is a wholly-owned subsidiary of Hanover, and Citizens Insurance is a wholly-owned subsidiary of Citizens. Mr. O'Brien is also a trustee or director and executive officer of Allmerica Investment Trust, Allmerica Securities Trust, and Allmerica Funds. Additionally, Mr. O'Brien is a director and/or holds offices at various other non-public FAFLIC affiliates including SMA Financial Corp. and Allmerica Financial Life Insurance and Annuity Company ("AFLIAC"). Mr. O'Brien also currently serves as a Director of The TJX Companies, Inc., an off-price family apparel retailer, ABIOMED, Inc., a medical device company, Cabot Corporation, a diversified specialty chemicals and materials and energy company, and The Life Insurance Association of Massachusetts. He also currently serves as a member of the Steering Committee on Financial Services of The American Council of Life Insurance and as a member of the executive committee of the Mass Capital Resource Company, a Massachusetts investment partnership. Prior to joining FAFLIC, Mr. O'Brien served as an officer of FMR Corp., the parent company of various financial services companies in the Fidelity Group, and a director and/or an executive officer at various other of FMR Corp.'s affiliates.

  Mr. O'Brien's term of office as a Director of AFC expires in 2001.

  Robert G. Stachler, 69, has been a Director of AFC since February 1995, and was a Director of FAFLIC from March 1978 to April 1996, of Allmerica P&C from August 1992 to July 1997, and of Hanover from April 1990 to December 1992. Mr. Stachler has been a partner at the law firm of Taft, Stettinius & Hollister LLP since 1964.

  Mr. Stachler is a member of the Compensation Committee of AFC's Board of Directors. His term in office as a Director of AFC expires in 2000.

  Herbert M. Varnum, 61, has been a Director of AFC since February 1995 and was a Director of FAFLIC from March 1979 to April 1996, of Allmerica P&C from August 1992 to July 1997, and of Hanover from December 1991 through December 1992. Mr. Varnum was employed by Quabaug Corporation, a manufacturing company, beginning in 1960 and served as President and Chief Executive Officer from 1982 to 1989, and as Chairman and Chief Executive Officer from January 1990 until his retirement in June 1995.

  Mr. Varnum is Chairman of the Compensation Committee of AFC's Board of Directors. His term of office as a Director expires in 2001.

Certain Information Regarding Directors

 General

  During the last fiscal year, the Board of Directors held five regularly scheduled meetings and one special meeting. All of the incumbent Directors, with the exception of Mr. J. T. Murray, attended at least 75% of the Board and committee meetings held while they were members during 1998. The Board of Directors has an Audit Committee, a Compensation Committee and a Committee on Directors.

 Board Committees

  The Audit Committee of the Board of Directors is comprised of Messrs. Angelini (Chair), Gee, Gerson, Jacobson and Dr. Sprague. The committee reviews the professional services to be provided by AFC's independent auditors and the independence of such auditors from management of AFC. The committee also reviews the scope of the audit by AFC's independent auditors, the annual financial statements of AFC, AFC's system of internal accounting controls and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of AFC as it may find appropriate or as may be brought to its attention, and meets from time to time with members of AFC's internal audit staff. The committee met twice during 1998.

  The Compensation Committee of the Board of Directors is comprised of Messrs. Varnum (Chair), Henderson, Stachler and, until this year's Annual Meeting, Mr. Wall. The Compensation Committee has oversight responsibility with respect to compensation matters involving Directors and executive officers of AFC. No member of this committee has any interlocking or other relationships with AFC and its subsidiaries that would call into question his independence as a member of the committee. The committee met three times in 1998.

  The Committee on Directors is comprised of Ms. Harrison (Chair), Mr. J. T. Murray and Mr. R. Murray. The Committee on Directors advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The committee held one meeting in 1998. The committee recommended this year's candidates and recommended Board member committee assignments to the full Board of Directors. The committee is authorized to consider nominees recommended by shareholders. Shareholders who wish to suggest qualified candidates for consideration by the committee may do so by writing to the Secretary of the Company, giving the candidate's name, biographical data and qualifications.

  For the period from the 1998 Annual Meeting of Shareholders to this year's Annual Meeting, Non- employee Directors received an annual retainer consisting of 1,000 shares of AFC Common Stock issued pursuant to the 1996 Non-Employee Director Stock Ownership Plan. For the period from this year's Annual Meeting to the 2000 Annual Meeting, Non-employee Directors will receive an annual retainer consisting of 1,300 shares of AFC Common Stock. The Board of Directors has decided that its total compensation, including the annual stock retainer and meeting fees, will be assessed each year in comparison to the total compensation paid to directors of other insurance and financial services companies. Based on this assessment, the Board of Directors will modify the retainer as necessary to maintain a total compensation level near the median of the range for the comparison group. In addition to the annual retainer, Chairpersons of committees also receive a $4,000 annual retainer, and Non-employee Directors of AFC receive $1,500 per meeting of the Board of Directors and $1,000 for each meeting of a committee thereof that they attend. Mr. O'Brien, the only Director who is also an employee of the Company, is not paid any fees or additional compensation for service as a member of the Board of Directors or any of its committees. All Directors are reimbursed for reasonable travel and other expenses of attending meetings of the Board of Directors and committees of the Board of Directors.

  Directors may defer receipt of their cash and stock compensation until the earlier of a specified date or the time they leave the Board of Directors. Deferred cash amounts are accrued in a memorandum account and were credited with interest at six percent per annum in 1998. The Board voted to increase the interest rate to eight percent for 1999.

  There are no family relationships among any of the Directors or executive officers of AFC and its subsidiaries.

                                    ITEM II

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The firm of PricewaterhouseCoopers LLP has been selected by the Board of Directors, subject to ratification by the shareholders, to be AFC's independent public accountants for 1999. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

  The Board of Directors recommends that you vote FOR the proposal to ratify the selection of the firm of PricewaterhouseCoopers LLP as independent public accountants for AFC for 1999. If ratification is not obtained, the Board of Directors will reconsider the appointment.

                                   ITEM III
              APPROVAL OF SHORT-TERM INCENTIVE COMPENSATION PLAN

 General

  Under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), a publicly-held corporation is generally not entitled to a tax deduction with respect to any fiscal year for compensation in excess of $1 million (the "Cap") paid to its chief executive officer and its next four most highly paid executives in office at the end of such year unless such compensation is "qualified performance- based compensation." Qualified performance-based compensation is compensation that is payable solely upon the attainment of one or more performance goals established by a committee of "outside directors," as defined in Section 162(m). Moreover, the material terms of the performance goal(s), including the maximum amount payable to an individual (or the formula for determining that amount) must be approved by the corporation's stockholders.

  On February 21, 1999, the Compensation Committee of the Company's Board of Directors, which consists entirely of outside directors, approved the Short-Term Incentive Compensation Plan (the "STIC Plan"). The STIC Plan is intended to satisfy the applicable provisions of, and is being submitted to stockholders pursuant to, Section 162(m). Unless the STIC Plan is approved at the Annual Meeting, no more persons will be designated as participants in the STIC Plan and no more Potential Awards (as defined below) will be determined after the Annual Meeting, and any Potential Awards made under the STIC Plan prior to the Annual Meeting will lapse.

  The STIC Plan will provide incentives for certain senior executives of the Company to achieve a sustained, high level of financial performance for the Company, while enhancing the Company's ability to deduct the cost of such incentives for tax purposes. Accordingly, the Board of Directors believes that approval of the STIC Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve its adoption.

  The Board of Directors recommends a vote FOR Item 3.

 Summary of Short-Term Incentive Compensation Plan

  The full text of the STIC Plan is set forth in Exhibit A, attached hereto. The following description of certain features of the STIC Plan is qualified in its entirety by reference to the full text of the plan. Capitalized terms used in this description have the same meaning as defined in the STIC Plan.

  Administration; Eligible Employees. The STIC Plan is administered by the Compensation Committee of the Board of Directors or, if any member of the Compensation Committee is not an outside director, by a subcommittee of the Compensation Committee consisting of those members of the Compensation Committee who are outside directors (such committee or subcommittee referred to in this description as the "Committee"). The Committee shall interpret the STIC Plan, although it may delegate to management non-discretionary administrative functions. Only executive officers of the Company (as defined under Rule 3b-7 of the Securities Exchange Act of 1934) are eligible to participate in the STIC Plan.

  Performance Criteria. The Committee will select the performance criterion or criteria for any individual position for any fiscal year during the first fiscal quarter of such year and the formula or formulas for determining the amount of payment that the Committee may award for performance during such year. The performance criteria that the Committee may use are: net income, adjusted net income, operating income, earnings per share, adjusted net income per share, operating income per share, profit returns and margins, revenues, shareholder return and/or value, stock price, working capital, premiums, net investment income, statutory loss ratio, statutory LAE ratio, return on equity, unit cost and risk-based capital. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Income, earnings and revenues used for any performance criteria measurements may be defined by the Compensation Committee, when establishing the performance criteria, to exclude: gains or losses on sales or disposition of investments and operating assets; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; any catastrophic loss in excess of planned or budgeted catastrophic losses; the cumulative effect of change in accounting principles; results of discontinued operations; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and other relevant authoritative literature.

  Determination of Awards. Within 90 days of the beginning of each fiscal year (an "Award Year"), the Committee will select, from among the Company's officers, those persons who will participate in the STIC Plan for the Award Year and designate for each such participant a specific percentage of the participant's base salary as such participant's potential award (a "Potential Award"). An individual participant's Potential Award in any Award Year is limited to the lesser of $2,500,000 or 250% of the participant's base salary. When the Company's financial results for a given Award Year have been determined, the Committee will determine, and certify in writing, the dollar amount of the Potential Award for each participant and the actual award, if any, for each participant. In determining the actual award for a given participant, the Committee may exercise discretion to reduce (but not increase) the award from the dollar amount of the Potential Award for such participant. The Committee may base such reduction on the company's financial performance, the participant's performance, and competitive compensation levels. No such reduction may be used to increase any other participant's award. All awards will be paid in cash.

  Awards under other Plans. Except in those circumstances described in the following sentence, nothing in the STIC Plan limits the Company's ability to make any award to any person (including a participant in the STIC

Plan) under any other plan or arrangement or on an ad hoc basis. The Company may not make an award under another plan or arrangement or on an ad hoc basis to a participant in the STIC Plan where such other award is designed to compensate a participant in the STIC Plan if, and to the extent that, as a result of the Company's performance, his or her Potential Award or actual award does not reach a particular level.

  Termination of Employment. If a participant in the STIC Plan is not employed by Company on December 31 of an Award Year, he or she will not receive an award for that Award Year, except that if the participant's employment terminated because of death or disability, the Committee has the discretion to authorize payment of an award to such participant or such participant's estate at the time the other awards are paid for that Award Year.

 Plan Benefits

  At this point it is impossible to determine those people who will be participants in the STIC Plan beyond the 1999 Award Year, and the amounts that will be received by participants in the 1999 Award Year and future Award Years.

 Tax Aspects Under the U.S. Internal Revenue Code

  A participant in the STIC Plan generally will be subject to tax at ordinary income rates on the amount of the award at the time the award is paid, and the Company will be entitled to a tax deduction for the amount of the award. The Company will deduct any required withholding taxes from the payments made under the STIC Plan. The foregoing summary of the principal current Federal income tax consequences relating to awards under the STIC Plan does not describe all Federal tax consequences, or any local, state or foreign tax consequences, associated with the STIC Plan.

  The Board of Directors of the Company recommends a vote FOR the approval of the Short-Term Incentive Compensation Plan. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the specifications made on the form of proxy. Where no specification is made, proxies will be voted FOR the approval of the Short-Term Incentive Compensation Plan.

  An affirmative vote of a majority of the votes properly cast is required for approval of the STIC Plan.

                       SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth information regarding the number of shares of AFC's Common Stock owned as of March 15, 1999 by (i) each Director of AFC,
(ii) the named executive officers in the Summary Compensation Table appearing later in this Proxy Statement, (iii) all executive officers and directors of AFC as a group and (iv) each person who is known by AFC to be the beneficial owner of more than five percent of AFC's Common Stock as of such date. This information has been furnished by the persons listed in the table.

   Name of
   Beneficial Owner                          Shares Owned*
   ----------------                          -------------
   Michael P. Angelini.....................        4,444
   E. Gordon Gee...........................        1,000
   Samuel J. Gerson........................        1,000
   Gail L. Harrison........................        2,668
   Robert P. Henderson.....................        3,400
   M Howard Jacobson.......................        1,800
   John F. Kelly...........................       21,701(1)
   J. Terrence Murray......................        2,469
   Robert J. Murray........................        3,400
   John F. O'Brien.........................      107,194(2)
   Richard M. Reilly.......................       31,389(3)
   Robert P. Restrepo......................       12,000
   Eric A. Simonsen........................       50,522(4)
   John L. Sprague.........................        2,620
   Robert G. Stachler......................        3,371
   Herbert M. Varnum.......................        5,100
   Richard M. Wall.........................        2,580
   Directors and executive officers as a
    group (24 persons).....................      365,027(5)
   Holders of Greater Than Five Percent of
    Common Stock
   FMR Corp. ..............................    7,845,750(6) 13.7% of shares
    82 Devonshire Street                                    of AFC Common
    Boston MA 02109                                         Stock outstanding

   Boston Partners Asset Management, L.P...    5,156,112(7) 9.0% of shares
    28 State Street,                                        of AFC Common Stock
    20th Floor                                              outstanding
    Boston, MA 02109

--------

* With the exception of AFC Common Stock held by FMR Corp. and Boston Partners Asset Management, L.P., each of the amounts represents less than 1% of the outstanding shares of Common Stock as of March 15, 1999. As to shares beneficially owned, each person has sole voting and investment power, except as indicated in other footnotes to this table. The named executive officers have deferred receipt of certain shares of restricted stock underlying awards reported in the Executive Compensation Table. Those shares are not reported in this table because the named executive officers have neither voting nor investment power with respect to such shares.
(1) Includes 11,247 shares held for the benefit of Mr. Kelly by the trustees of the First Allmerica Financial Life Insurance Company's Employees' 401(k) Matched Savings Plan (the "FAFLIC Plan"), 122 shares held as custodian under the Uniform Gifts to Minors Act, 2,930 shares of restricted stock over which Mr. Kelly has no investment power and 3,400 shares underlying options exercisable within 60 days.

(2) Includes 200 shares held for the benefit of Mr. O'Brien by the trustees of the FAFLIC Plan and 10,000 shares underlying options exercisable within 60 days.
(3) Includes 99 shares held for the benefit of Mr. Reilly by the trustees of the FAFLIC Plan, 4,395 shares of restricted stock over which Mr. Reilly has no investment power and 4,000 shares underlying options exercisable within 60 days.
(4) Includes 7,589 shares held for the benefit of Mr. Simonsen by the trustees of the FAFLIC Plan, 4,281 shares held in trust for the benefit of Mr. Simonsen's immediate family, for which trusts Mr. Simonsen acts as trustee, 7,326 shares of restricted stock over which Mr. Simonsen has no investment power and 6,000 shares underlying options exercisable within 60 days.
(5) Includes 27,781 shares held by the trustees of the FAFLIC Plan, 32,231 shares of restricted stock over which the executive officers have no investment power and 57,129 shares underlying options exercisable within 60 days. See notes 1-4 above.
(6) Based on a Schedule 13G dated February 12, 1999 filed by FMR Corp., Edward
    C. Johnson 3rd and Abigail P. Johnson, each of whom has sole dispositive power over 7,845,750 shares and sole voting power over 426,806 shares, 426,806 shares and no shares, respectively.
(7) Based on a Schedule 13G dated February 12, 1999 filed by Boston Partners Asset Management, L.P., Boston Partners, Inc. and Desmond John Heathwood, none of whom has sole voting or dispositive power. Each of Boston Partners, Inc. and Mr. Heathwood expressly disclaims beneficial ownership of any shares.

  As of March 15, 1999, there were no persons other than FMR Corp. and Boston Partners Asset Management, L.P. known to AFC to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth all plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer of AFC and the four other most highly compensated executive officers of AFC (collectively, the "Named Executive Officers"). Because AFC is a holding company, it does not pay any compensation to its executive officers. The Named Executive Officers, unless otherwise indicated, receive compensation in their capacities as executive officers of FAFLIC, which is then reimbursed, in accordance with AFC's policy and intercompany service agreements, by its various subsidiaries for services rendered to such subsidiaries.

                                       Annual Compensation           Long Term Compensation
                                --------------------------------- -----------------------------
                                                           Other
                                                          Annual  Restricted Securities         All Other
                                                          Compen-   Stock    Underlying  LTIP    Compen-
      Name and Principal                          Bonus   sation    Awards    Options   Payouts  sation
           Position             Year Salary ($)  ($) (1)  ($) (2)  ($) (3)      (#)     ($) (4)  ($) (5)
      ------------------        ---- ---------- --------- ------- ---------- ---------- ------- ---------
 John F. O'Brien .............  1998  924,231     486,000 140,322 2,975,207       --        --   124,651
 President and Chief            1997  850,000     700,000 124,422 1,003,662    50,000   800,000  120,477
 Executive Officer              1996  850,000   1,816,000 109,422       --        --    500,000  120,227
 Robert P. Restrepo, Jr. (6)..  1998  268,077     462,500     --  1,024,000    50,000       --       --
 Vice President
 Eric A. Simonsen ............  1998  441,577     169,312   9,888 1,058,236       --        --     4,800
 Vice President                 1997  410,000     176,628   4,800   250,916    30,000   280,000    4,750
                                1996  370,000     406,436  12,215       --        --    160,000    4,500
 Richard M. Reilly............  1998  338,885     136,126   6,180   885,574       --        --     5,553
 Vice President                 1997  310,000     148,800   3,000   150,529    20,000   200,000    4,750
                                1996  270,000     256,893   7,517       --        --    120,000    4,500
 John F. Kelly ...............  1998  318,346      82,150   6,180   503,253       --        --     4,800
 Vice President and             1997  300,000      95,160   3,000   100,353    17,000   170,000    4,750
 General Counsel                1996  285,000     196,159   6,577       --        --    110,000    4,500

--------
(1) Amounts represent bonuses earned pursuant to FAFLIC's Incentive
    Compensation Plan, except that amounts shown for 1996 include the following special bonus payments of $1,000,000 for Mr. O'Brien, $250,000 for Mr. Simonsen, $150,000 for Mr. Reilly and $100,000 for Mr. Kelly, and the amount reported for Mr. Restrepo in 1998 includes payment of $250,000 as a hiring bonus.
(2) The amounts shown reflect the payment of taxes in the amount of $109,422 in 1998, 1997 and 1996 in connection with the payment by FAFLIC of a life insurance premium on behalf of Mr. O'Brien. All other amounts shown include interest earned on long-term incentive compensation paid, or deferred at the election of the Named Executive Officer, in the respective year.
(3) Amounts reflect the market value of the restricted stock awards on the date of grant. Amounts shown for 1998 include the value of restricted stock awarded under the Long-Term Stock Incentive Plan upon the acquisition by the Named Executive Officer of an equal number of shares of Common Stock. With the exception of Mr. Restrepo, amounts shown for 1998 also include the value of restricted stock granted in exchange for the surrender of all vested future payments under FAFLIC's Long-Term
    Performance Unit Plan. The amount shown for Mr. Restrepo includes the value of 6,000 shares of restricted stock granted pursuant to his employment agreement described later in this Proxy Statement. The number of shares of restricted stock and market value of the shares granted to each individual for the surrender of the vested future payments are: Mr. O'Brien, 21,536 shares/$1,133,332; Mr. Simonson, 8,109 shares/$426,736; Mr. Reilly, 5,828 shares/$306,699; Mr. Kelly, 4,563 shares/$240,128. The receipt of restricted stock granted to the Named Executive Officers in 1998 is deferred until it is determined that they may take receipt in accordance with AFC's objectives for compliance with Internal Revenue Code Section 162(m). The aggregate holdings (including for the purposes of this footnote, restricted shares that have been deferred) and market value of restricted stock as of December 31, 1998, for each individual are: Mr. O'Brien, 85,840 shares/$4,967,990; Mr. Restrepo, 16,000 shares/$926,000; Mr. Simonsen, 27,435 shares/$1,587,801; Mr. Reilly, 21,223 shares/$1,228,281; and Mr. Kelly, 12,493 shares/$723,032. Dividends will be paid on restricted stock reported in this column to the extent dividends are paid to other shareholders of AFC. Dividends on deferred restricted stock will also be deferred.
(4) Amounts shown include installment payments vesting and received by the Named Executive Officers in the respective year pursuant to awards earned in 1995, 1996 and 1997 under FAFLIC's Long-Term Performance Unit Plan (the "Long-Term Performance Plan").
(5) Amounts shown include $4,800 paid to each of the eligible Named Executive Officers by FAFLIC during 1998 in the form of employer contributions to each Named Executive Officer's 401(k) and related post-retirement accounts pursuant to FAFLIC's 401(k) Matched Savings Plan ("Matched Savings Plan") (in effect beginning in 1995) (except amounts contributed on behalf of Messrs. O'Brien and Reilly in 1998, which are attributable to the Executive Non-Qualified Retirement Plan) as described more fully below.
    The amount shown for Mr. O'Brien in 1998 also reflects the payment by FAFLIC of a life insurance premium of $115,727. The amounts shown for Messrs. O'Brien and Reilly also include $4,124 and $753, respectively, for payroll tax accounting errors in the prior year.
(6) Mr. Restrepo commenced employment effective May 26, 1998.

Option Grants in Last Fiscal Year

  The following table contains information concerning stock options granted to the Named Executive Officers in 1998. The Company has not granted SARs.

                               Individual Grants

                                                                                          Grant Date Value
                                                                   Exercise
                         Number of Securities  Percent of Total       or                     Grant Date
                          Underlying Options  Options Granted to  Base Price   Expiration     Present
          Name              Granted (#)(1)    Employees in 1998  ($ per share)    Date     Value ($) (2)
          ----           -------------------- ------------------ ------------- ---------- ----------------
Robert P. Restrepo,
 Jr.....................        50,000               6.2            $64.00      5/26/08      $1,435,804

--------
(1) The securities underlying the options granted were shares of the Company's Common Stock. The options granted become exercisable in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant.
(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in the table. The Company's use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: options exercised from 2.5 to 7 years, stock price volatility of 47.49%, dividend yield of 0.4%, risk-free interest rate of 4.84% and no adjustment made for forfeitures or transferability. The real value of the options depends upon the actual performance of the Company's Common Stock during the applicable period.

Year-End 1998 Option Value Table

  The following table sets forth information for the Named Executive Officers regarding unexercised options to acquire shares of the Company's Common Stock held as of December 31, 1998. No options were exercised by the Named Executive Officers in 1998.

                                                          Value of Unexercised
                         Number of Securities Underlying        In- the-
                          Unexercised Options at Year-   Money Options at Year-
                                  End 1998 (#)              End 1998 ($)(1)
                         ------------------------------- ----------------------
                                  Exercisable/                Exercisable/
   Name                           Unexercisable              Unexercisable
   ----                  ------------------------------- ----------------------
John F. O'Brien.........          10,000/40,000             225,000/900,000
Robert P. Restrepo,
 Jr.....................               0/50,000                         0/0
Eric A. Simonsen........           6,000/24,000             135,000/540,000
Richard M. Reilly.......           4,000/16,000              90,000/360,000
John F. Kelly...........           3,400/13,600              76,500/306,000

--------
(1) Calculated based on the difference between the option exercise price and $57.875, the closing price per share of the Company's Common Stock on the New York Stock Exchange Composite Tape on December 31, 1998.

Long-Term Incentive Awards

  Neither the Company nor FAFLIC made any awards to Named Executive Officers under the Long-Term Performance Plan in 1998. All vested future payments to be made to Named Executive Officers pursuant to awards made in prior years were converted into restricted stock, which will only vest upon three years of continuous employment from the date of conversion.

Employment Agreements and Non-Solicitation Agreements

  The Company entered into an employment agreement with Mr. Restrepo effective as of May 26, 1998 pursuant to which Mr. Restrepo's annual base salary was set at $425,000, subject to salary increase as of January 1, 1999. In addition, Mr. Restrepo receives an allowance of $25,000 per year for ground transportation expenses. He received a one-time sign-on bonus of $250,000 on the date of hire, and a minimum bonus of $212,500 for 1998. Mr. Restrepo received consideration for the compensation relinquished when joining the Company, in the form of 6,000 shares of restricted stock with three year cliff vesting, an additional 10,000 shares of restricted stock with three year cliff vesting granted upon the purchase of an equal number of shares in the open market and held for the same three year period, and 50,000 stock options subject to terms and conditions applicable to all participants in the Company's Long-Term Stock Incentive Plan. If Mr. O'Brien ceases to be the President and Chief Executive Office of the Company, for whatever reason, within three years from the date Mr. Restrepo commences employment, he has the option, within 90 days of Mr. O'Brien's leaving, to terminate his employment and be eligible to receive a payment equal to his annualized base salary, projected average annualized incentive compensation and the premium cost of his medical benefits for twelve months. In addition, if Mr. Restrepo terminated his employment, restricted stock granted pursuant to this agreement would be deemed to have vested monthly at the rate of 1/36 per month, and the vested amount would be converted to cash at the rate of $65.00 per share. Also, all stock options would be fully vested concurrent with termination. Upon termination, Mr. Restrepo would be obligated to execute a severance agreement with the Company. In the event Mr. Restrepo relocates to the greater Worcester area within the first five years of employment, he is eligible to receive reimbursement for any losses equal to one half of his out-of-pocket losses on the sale of his home. He is also entitled to join a country club or other club at the Company's expense.

  As of April 30, 1997 or upon hire thereafter, all of the Company's executive officers had entered into non- solicitation agreements ("Non-Solicitation Agreements") with the Company. The Non-Solicitation Agreements provide that, during employment and for a period of two years after termination, the executive officer will not recruit or solicit, attempt to induce, or assist or encourage others to recruit or solicit, any employee, agent or broker of the Company to terminate employment with the Company. The Non- Solicitation Agreements prohibit the executive officers from soliciting the business or patronage of any policyholders or existing or prospective clients, customers or accounts of the Company that were contacted, solicited or served while the executive officer was employed by the Company. Finally, the Non-Solicitation Agreements provide that all proprietary information relating to the Company's business and all software, works of authorship and other developments created during employment by the Company are the sole property of the Company.

Employment Continuity Plan

  In December 1996 the AFC Board of Directors voted to adopt the Allmerica Financial Corporation Employment Continuity Plan (the "Employment Continuity Plan"). The purposes of the Employment Continuity Plan are (i) to secure senior management's objectivity and ensure focus on behalf of shareholder interest in the event of actions or occurrences that could lead to a Change of Control, and (ii) to ensure, in the event of a Change in Control resulting in payment under the Employment Continuity Plan, that senior management does not compete in the business of the Company, solicit Company employees or disclose any confidential or propriety information of the Company. The Employment Continuity Plan is administered by the AFC Board of Directors. Messrs. O'Brien, Simonsen, Reilly and Kelly were named as participants in the Employment Continuity Plan at its adoption. Mr. Restrepo was included as a participant when he joined the Company in May 1998.

  In the event of a Change in Control (defined below) of the Company and subsequent involuntary termination of a participant within a two-year period after the Change in Control, or voluntary termination of an Executive Officer participant (defined below) in the 13th month after a Change in Control, the Employment Continuity Plan authorizes the payment of specified benefits to eligible participants. These include a lump-sum cash payment equal to a Multiplier (defined below) times a participant's base salary, average bonus for the preceding three years, and the amount that would be credited under a cash balance pension plan sponsored by the Company or its affiliates. The Multiplier is three (3) for the Chief Executive Officer, two (2) for all other Executive Officers and one (1) for certain other key employees. Additionally, the Employment Continuity Plan provides for continued coverage under the health and welfare benefit plans sponsored by the Company and its affiliates, the lump-sum actuarial equivalent for grandfathered benefits earned under the retirement plan for "transition group" employees for the number of years commensurate with the Multiplier, 75% of a participant's maximum bonus potential pro-rated for service performed in the year of termination, and outplacement services. The Chief Executive Officer is also entitled to a gross-up payment when the Change in Control payment or other benefit under the plan is subject to the excise tax imposed by section 4999 of the Internal Revenue Code. An Executive Officer is defined as a member of the Operating Committee of the Company, consistent with the definition of Executive Officer in Rule 3b-7 of the Securities Exchange Act of 1934.

  For purposes of the Employment Continuity Plan, a Change in Control is defined as follows: (i) a change in the composition of the Board of Directors such that the Incumbent Directors (as defined in the Employment Continuity
Plan) at the beginning of any consecutive twenty-four month period cease to constitute a majority of the Board; (ii) any person or group is or becomes the beneficial owner of 35% or more of the Company's voting stock outstanding;
(iii) a merger or consolidation of the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the merger or consolidation own more than 50% of the total voting stock of the successor corporation or a majority of the board of directors of the successor corporation were

Incumbent Directors immediately prior to the merger or consolidation; or (iv) the approval by shareholders of a plan of liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

  In the event of a Change of Control, for all stock awards and stock options granted to a participant pursuant to the Company's Long-Term Stock Incentive Plan that do not otherwise vest immediately after the Change of Control, the participant will be paid a lump sum amount equal to (i) the fair market value of all stock awards as of the date of the Change of Control (excluding stock options) and (ii) with respect to stock options, the excess of the fair market value of the Company's common stock as of the date of the Change of Control over the stock option exercise price.

  The payment of benefits under the Employment Continuity Plan is contingent upon the Company's receipt of a signed waiver and release from the participant that release certain claims the participant may have and precludes the participant from competing with the Company for a period of two years.

Pension Benefits

  FAFLIC maintains a tax-qualified, non-contributory defined benefit pension plan (the "Pension Plan") for the benefit of eligible employees.

  Prior to January 1, 1995, the Pension Plan benefit formula (the "Prior Plan Formula") was based upon a percentage of the participant's final average compensation multiplied by years of credited service, to a maximum of 35 years. Final average compensation was defined as the average of the highest consecutive five years of eligible compensation or last 60 months, if greater. Benefits under this formula were frozen for all employees as of December 31, 1994, with the exception of a certain grandfathered group (the "Transition Group"), including Mr. Kelly. This Transition Group continues to accrue benefits under the Prior Plan Formula.

  Effective January 1, 1995, FAFLIC adopted a cash balance plan formula (the "Cash Balance Formula"). Each year, FAFLIC allocates a percentage of a participant's eligible compensation to a separate memorandum account established for the participant. At the end of the year the Company sets the allocation percentage based on Company performance, with a minimum of 0.5% of eligible compensation. Participants may elect hypothetical investment options from choices provided by the Company. Upon termination of employment, participants may elect to receive a monthly annuity payment or an immediate lump sum payment.

  FAFLIC also maintains several unfunded, non-qualified retirement arrangements. The Excess Benefit Plan provides eligible individuals with the difference between the benefits calculated under the Pension Plan formula without regard to Federal limitations and the maximum amount that may be paid from the Pension Plan under Federal tax laws. The Non-Qualified Executive Deferred Compensation Plan allows certain employees to defer up to 12.5% of their base salary.

  FAFLIC has also adopted the unfunded Non-Qualified Executive Retirement Plan, designed to mirror FAFLIC's qualified plan formulas, under which Messrs. O'Brien and Reilly participate. Effective January 1, 1995, participants irrevocably forfeited future participation in FAFLIC's qualified Pension Plan and 401(k) Matched Savings Plan. Under the Non-Qualified Executive Retirement Plan, participants may (i) elect to defer compensation equal to the maximum 401(k) Matched Savings Plan annual contribution, (ii) receive and defer an amount equal to the Company's matching contribution, (iii) receive and defer an amount equal to the Pension Plan annual Cash Balance Formula allocation without regard to Federal limitations and (iv) defer up to 12.5% of base salary.

  The estimated annual retirement benefits payable at the normal retirement age of 65 for the Named Executive Officers is as follows: Mr. O'Brien, $277,782; Mr. Restrepo, $113,393; Mr. Simonsen, $117,603; Mr. Reilly, $46,343;
and Mr. Kelly, $294,434.

  These include amounts calculated under the Prior Plan Formula and the Cash Balance Formula, including Excess Plan benefits. As a member of the Transition Group, Mr. Kelly's Prior Plan Formula amount was projected to age 65. Amounts in the Cash Balance memorandum accounts, including the accounts calculated for Messrs. O'Brien and Reilly under the Non-Qualified Executive Retirement Plan, were projected to age 65 assuming: (i) each individual's eligible compensation until retirement equals base salary plus bonus as shown in the Executive Compensation Table for 1998, (ii) an annual allocation of 7% of eligible compensation and (iii) investment income of 6% per year.

Compensation Committee Report

  The Compensation Committee ("Committee") of the Board of Directors is comprised of the Directors whose names appear at the end of this report, none of whom is an employee of AFC or of any affiliate or subsidiary of AFC. Among other duties, the Committee has oversight responsibility with respect to compensation matters involving Directors and executive officers of AFC. As a holding company, AFC has no employees of its own and does not pay any compensation to its executive officers. The Company's executive officers are employees of FAFLIC and are compensated directly by FAFLIC.

 Compensation Philosophy.

  The objectives of the executive compensation program are to attract and retain individuals key to the future success of AFC and its subsidiaries, to motivate executives to achieve the business objectives of AFC, and to align the long-term interests of executives with those of shareholders.

  The principal components of the executive compensation program are base salary, performance-based annual incentive compensation and long-term incentive compensation. Annual base salaries of the Named Executive Officers and other key executives are set at levels considered to be competitive with amounts paid to executive officers with comparable qualifications, experience and responsibilities at competing companies, based on published surveys and proxy information. Annual incentive compensation in 1998 was tied to the achievement of significant financial performance goals. During 1998, FAFLIC, maintained an incentive plan which provides supplementary cash compensation as an incentive to key employees who, through exceptional performance, contribute materially to the success of the companies. The incentive plan had two components: (a) corporate earnings per share, and (b) business unit performance modified by the individual's contribution. Grants under AFC's Long-Term Stock Incentive Plan (the "Plan") are intended to promote superior future performance. The Plan is intended to attract and retain executives and to satisfy the objective of linking executives' long-term interests with those of the shareholders. Factors considered in determining the grant of awards under the Plan include the contribution of each executive to the long-term performance of AFC and the importance of such executive's responsibilities within the organization.

 Compensation of the Chief Executive Officer.

  In approving the 1998 compensation package for Mr. O'Brien, the Committee compared Mr. O'Brien's compensation against the comparative base salaries, annual and long-term incentives and other compensation of chief executives of a peer group of life and property and casualty insurance companies of similar size offering similar products and services. The Committee's review also included, but was not limited to, an assessment of the performance of the Company and its subsidiaries in terms of profitability and growth in the various business lines, an evaluation of the capital positions of the companies and the implementation of significant cost controls and recent corporate restructurings. In comparison to the peer group of companies, Mr. O'Brien's base salary and his potential for incentive compensation as a percentage of base salary was within the median market range.

  Mr. O'Brien's 1998 incentive compensation performance measures included a corporate goal based upon earnings per share and individual performance goals, such as the achievement of certain financial targets including revenue, expenses and the appreciation of AFC's stock price. Achievement of individual performance goals and other initiatives undertaken by Mr. O'Brien in 1998 resulted in performance that exceeded expectations.

  The Committee believes that the executive compensation policies of AFC and its subsidiaries are appropriate both to attract and retain corporate officers and other key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities.

 Compliance with Internal Revenue Code Section 162(m).

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In 1998, the compensation paid to the Chief Executive Officer exceeded the limit imposed by Section 162(m) by approximately $90,000. The Committee monitors the impact of Section 162(m) in order to balance the benefits of favorable tax treatment with a need to apply prudent judgment in carrying out AFC's compensation philosophy, recognizing that under certain circumstances it may be appropriate to exceed the deduction limit. The Committee has submitted the Short-Term Incentive Compensation Plan for consideration by shareholders in 1999 in recognition that payment of qualifying performance-based compensation will benefit AFC's efforts to manage its compensation philosophy under the Section 162(m) deduction limitations.

 Members of the Compensation Committee:

  Herbert M. Varnum, Chair
  Robert P. Henderson
  Robert G. Stachler
  Richard M. Wall

                        COMMON STOCK PERFORMANCE CHART

  The following graph compares the performance of the Company's Common Stock since its initial public offering on October 11, 1995 with the performance of the S&P 500 Index and with the performance of an industry peer group comprised of a composite of two published indices--the S&P Property-Casualty Insurance Index and the S&P Life/Health Insurance Index. Returns of the latter two indices have been weighted according to their respective aggregate market capitalization at the beginning of each period shown on the graph. The graph plots the changes in the value of an initial $100 investment over the indicated time periods, assuming reinvestment of all dividends.

               COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN *
                    AMONG ALLMERICA FINANCIAL CORPORATION,
                      THE S&P 500 INDEX AND A PEER GROUP

[ALLMERICA CHART]
--------
* $100 invested on 10/11/95 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

  The insurance composite is a market value weighted composite of the S&P Property-Casualty Insurance and the S&P Life/Health Insurance indices. The components of the insurance composite have been weighted in accordance with the respective aggregate market capitalization of the companies in each index as of the date of Allmerica Financial Corporation's public offering and at the beginning of each period shown on the graph, as indicated below:

                                        10/11/95 12/95   12/96   12/97   12/98
                                        -------- ------  ------  ------  ------
S&P Property-Casualty..................   59.60%  60.31%  60.37%  59.84%  56.46%
S&P Life-Health........................   40.40%  39.69%  39.63%  40.16%  43.54%
                                         ------  ------  ------  ------  ------
Total..................................  100.00% 100.00% 100.00% 100.00% 100.00%

  The Compensation Committee Report and Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that AFC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and Directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). Such persons are required by SEC regulations to provide to AFC copies of all their Section 16(a) filings. Based solely on a review of the forms furnished to AFC and written representations from AFC's executive officers and Directors, AFC believes that during 1998 there was full compliance with all Section 16(a) filing requirements, except that an open market purchase of 300 shares of AFC Common Stock by Mr. Stachler was reported timely to the Company but inadvertently not reported timely to the SEC. A corrective form has been filed with the SEC and the NYSE.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company's subsidiaries or affiliates have, from time to time, retained the services of Bowditch & Dewey LLP, a law firm in which Mr. Angelini is a partner, and Taft, Stettinius & Hollister LLP, a law firm in which Mr. Stachler is a partner.

                          ANNUAL REPORT ON FORM 10-K

  Shareholders may obtain without charge a copy of AFC's Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1998, by calling (800) 407-5222 or by writing to AFC at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Secretary).

                                 OTHER MATTERS

  Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

                             SHAREHOLDER PROPOSALS

  Proposals submitted by shareholders of AFC must be received at Allmerica Financial Corporation, 440 Lincoln Street, Worcester, Massachusetts 01653 on or before December 2, 1999, to be considered for inclusion in the proxy materials relating to the 2000 Annual Meeting of Shareholders.

DATED at Worcester, Massachusetts this 31st day of March 1999.

                                          By Order of the Board of Directors,

                                          Charles F. Cronin
                                          Secretary and Counsel

                                                                      EXHIBIT A

                        ALLMERICA FINANCIAL CORPORATION
                    SHORT-TERM INCENTIVE COMPENSATION PLAN

1. Purpose

  The purpose of this Short-Term Compensation Plan (this "Plan") is to provide incentives for certain senior executives of Allmerica Financial Corporation (the "Company") to achieve a sustained, high level of financial success for the Company. This Plan does that by placing a portion of the senior executives' annual compensation at risk based on Company and individual performance. This Plan is intended to comply with the requirements for tax deductibility imposed by Internal Revenue Code Section 162(m) as in effect from time to time ("Section 162(m)") with respect to Awards paid pursuant to this Plan.

2. Administration

  This Plan will be administered by the Compensation Committee of the Board of Directors or, if any member of the Compensation Committee is not an "outside director" for the purposes of Section 162(m), by a subcommittee of the Compensation Committee consisting of those members of the Compensation Committee who are "outside directors" for such purposes. The Compensation Committee or subcommittee administering this Plan is referred to herein as the "Committee." The Committee may delegate to management administrative functions that do not involve discretion. The Committee shall have the authority to interpret this Plan, and any interpretation or decision by the Committee with regard to any questions arising under this Plan shall be final and conclusive on all participants in this Plan.

3. Eligibility; Participants

  Only Executive Officers of the Company (as defined under Rule 3b-7 of the Securities Exchange Act of 1934) shall be eligible to participate in this Plan for any fiscal year of the Company (an "Award Year"). Not later than 90 days after the beginning of each Award Year, the Committee shall (a) select, from among those eligible, the persons who shall participate in this Plan (the "Participants") for the Award Year, and (b) designate for each Participant a specific percentage of the Participant's Base Salary as the Participant's potential award (the "Potential Award"). A Potential Award cannot exceed 250% of a Participant's Base Salary or $2,500,000, whichever is less. Base Salary means as to any Award Year a Participant's actual salary approved by the Committee or the Board of Directors of the Company as of the start of the Award Year. Such Base Salary shall be before (i) deductions for taxes or benefits and (ii) deferrals of compensation.

4. Performance Criteria

  The Committee shall select the performance criterion or criteria for any individual position for any fiscal year during the first fiscal quarter of such year and the formula or formulas for determining the amount of payment that the Committee may award for performance during such year. The performance criteria which the Committee may use are: net income, adjusted net income, operating income, earnings per share, adjusted net income per share, operating income per share, profit returns and margins, revenues, shareholder return and/or value, stock price, working capital, premiums, net investment income, statutory loss ratio, statutory LAE ratio, statutory OUE ratio, return on equity, unit cost and risk-based capital. Performance criteria may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Income, earnings and revenues used for any performance criteria measurements may be adjusted to exclude: gains or losses on sales or disposition of investments and operating assets; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; any catastrophic loss in excess of planned or budgeted catastrophic losses; the cumulative effect of change in accounting principles; results of discontinued operations; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and other relevant authoritative literature.

5. Performance Goals

  Prior to the end of the first ninety days of each fiscal year the Plan is in effect, the Committee shall establish in writing the performance goals, based on one or more of the performance criteria set forth in Section 4, and payment schedules or formulas tied to such goals for the individuals described in
Section 3.

6. Payments

  When the Company's financial results for the Award Year have been determined, the Committee will evaluate the Company's financial results, determine the dollar amounts of the Potential Award and the actual Award, if any, for each Participant, and shall certify its determinations in writing (the "Certification").

  In determining the actual Award to be paid to each Participant, the Committee may exercise discretion to reduce or eliminate (but not increase) the Award from the amount of the Participant's Potential Award, after taking into account the Company's financial performance, performance of the Participant, and competitive compensation levels. It is expected that the Committee will use its discretion carefully and apply good and rigorous judgment in appraising the performance of the Company and the contributions of each Participant to the Company's performance.

  A reduction in the Award paid to a Participant shall not be available to increase the Award of any other Participant.

  Awards will be paid in cash as soon as practical after the Certification or may, at the election of the Participant and under procedures adopted by the Committee or any deferred compensation plans from time to time in effect and in accordance with the regulations promulgated under Section 162(m), be deferred.

7. Tax Withholding

  The Company will deduct any required withholding taxes from the payments under this Plan.

8. Termination of Employment

  Any Participant who is not an employee of the Company on December 31 of an Award Year will not receive any Award for that Award Year, except that if a Participant's employment terminates due to death or disability the Committee may at its discretion authorize payment of an Award to such Participant (or his or her estate) at the time other Awards are paid in respect of that Award Year.

9. No Right to Awards or Continued Employment

  No person shall have any claim or right to be granted an Award, nor shall the selection for participation in the Plan for any Award Year be construed as giving a Participant the right to be retained in the employ of the Company for that Award Year or for any other period.

10. Interpretation and Amendments

  This Plan is designed to comply with Section 162(m), and all provisions in this Plan shall be construed in a manner consistent with that intent. The Company's Board of Directors may amend or terminate this Plan at any time, but no amendment shall expand the class of eligible employees or increase the maximum Award to an individual Participant without the approval of the Company's shareholders. Subject to the foregoing restrictions, this Plan may be amended to add conditions or provisions required, or to remove conditions or provisions no longer required or permitted, by Section 162(m).

  Nothing in this Plan shall be deemed in any way to limit or restrict the Company from making any award to any person (including a Participant in this Plan) under any other plan, arrangement or understanding, whether now existing or hereafter arising, or on an ad hoc basis, except as follows. No award to any Participant in this Plan shall be made under any other plan, arrangement or understanding, or on an ad hoc basis, where the amount of such other award is designed to compensate the Participant if, and to the extent that, as a result of the Company's performance, his or her Potential Award or actual Award under this Plan does not reach a particular level.

11. Plan Term

  This Plan shall be effective as of the date adopted, for the Award Year ending December 31, 1999, subject to receiving shareholder approval at the 1999 Annual Shareholders Meeting, and shall remain in effect for subsequent Award Years until terminated by the Company's Board of Directors.

                                                                09668 (Rev.3/99)

                        ALLMERICA FINANCIAL CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD May 11, 1999

       The undersigned, having received the Notice of Annual Meeting of Shareholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) John F. O'Brien and John F. Kelly, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Shareholders of Allmerica Financial Corporation to be held May 11, 1999, and all adjournments thereof (the "Meeting"), and there to vote all shares of Common Stock of Allmerica Financial Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting.

     The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth below as may properly come before the Meeting and (ii) with respect to the election of Directors in the event that any of the nominees is unwilling to serve. The Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR each proposal and FOR all nominees for director.

Please mark vote as in this example.     / X /
                                           -

1. For the election of all nominees listed below (except as otherwise indicated).

   Nominees: Samuel J. Gerson, Robert P. Henderson, Robert J. Murray and John L. Sprague

      /__/  FOR all nominees            /__/ WITHHOLD from all nominees


       -------------------------------------------------------------------
             FOR all nominees, except those listed on the line above

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountants of Allmerica Financial Corporation.

       /__/ FOR                  /__/ AGAINST               /__/ ABSTAIN

3. Approval of Short-Term Incentive Compensation Plan as described in the Proxy Statement.

      /__/ FOR                  /__/ AGAINST               /__/ ABSTAIN


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
              WHICH RECOMMENDS APPROVAL OF THE FOREGOING PROPOSALS

(Form of Proxy continued)

Mark here for address change and note below.   /__/


------------------------------      ---------
Signature                           Date


------------------------------      ---------
Signature                           Date

In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.



[End of Proxy]